Exhibit 99.7

INTERSECTIONS INC.
(a Delaware corporation)

Action by Written Consent of Stockholders
in Lieu of a Meeting

The undersigned, constituting the holders of at least a majority of the outstanding shares of common stock, par value $0.01 per share ("Common Stock"), with such holdings of Common Stock as set forth on Schedule 1 attached hereto, of INTERSECTIONS INC., a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent to the adoption of, and do hereby adopt, the following resolutions:
WHEREAS, the Corporation has entered into that certain Note Purchase and Exchange Agreement (the "Note Purchase Agreement"), dated as of October 31, 2018, by and among the Corporation and the investors identified on Annex I attached thereto and the Senior Secured Convertible Notes issued thereunder (the "Senior Secured Convertible Notes" and, together with the Note Purchase Agreement, collectively, the "Financing Documents");
WHEREAS, the Corporation is subject to NASDAQ Stock Market Listing Rules 5635(b), 5635(c) and 5635(d);
WHEREAS, the Senior Secured Convertible Notes are initially convertible into 14,997,974 shares of Common Stock in the aggregate pursuant to the terms and conditions of the Senior Secured Convertible Notes;
WHEREAS, pursuant to the Note Purchase Agreement, the Corporation issued $34,000,000 in aggregate principal amount of Senior Secured Convertible Notes, including the exchange of certain unsecured convertible notes previously issued by the Corporation to Loeb Holding Corporation and David A. McGough for $4,000,000 in aggregate principal amount of Senior Secured Convertible Notes; and
WHEREAS, the undersigned deem it advisable and in the best interests of the Corporation to approve the transactions contemplated by the Note Purchase Agreement, including the issuance and conversion of the Senior Secured Convertible Notes.
NOW, THEREFORE BE IT RESOLVED, that the undersigned hereby, in accordance with NASDAQ Stock Market Listing Rules 5635(b), 5635(c) and 5635(d), (i) approves entry into the Financing Documents and the transactions contemplated thereunder, including the issuance of the Senior Secured Convertible Notes, (ii) approves the issuance of all of the shares of Common Stock and Preferred Stock (as such term is defined in the Note Purchase Agreement) upon the full conversion of the Senior Secured Convertible Notes and the subsequent full conversion of any Preferred Stock into shares of Common Stock, (iii) approves the issuance of all of the shares of Common Stock and Preferred Stock and the subsequent full conversion of such Preferred Stock into shares of Common Stock, in each case issuable upon conversion of the Senior Secured Convertible Notes held by any director or officer of the Corporation, (iv) consents to the exercise of preemptive rights of the Investors as set forth in the Note Purchase Agreement, (v) approves the authorization and reservation for the purpose of issuance, of not less than 120% of the number of shares of Common Stock and Preferred Stock issuable upon full conversion of the Senior Secured Convertible Notes and (vi) approves any and all other action described in Section 5.7 of the Note Purchase Agreement; and be it further
RESOLVED, in addition to the specific authorizations set forth in any of the foregoing resolution, any proper officer of the Corporation acting singly be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take or cause to be taken any and all such further actions, to prepare, execute and deliver or cause to be prepared, executed and delivered all such other documents, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the intent and purposes of the foregoing resolutions, and the execution by any such proper officer of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing matters shall be conclusive evidence of their authority therefor and for the approval of the documents, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken; and be it further
RESOLVED, that all actions heretofore taken by any proper officer or director of the Corporation, or those acting at the direction of any of them, in connection with any matter referred to or contemplated by any resolution contained herein be, and they hereby are, approved, ratified and confirmed in all respects.
This Written Consent may be executed in more than one counterpart, including via portable document format (pdf) or facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute a single instrument. The Secretary of the Corporation is hereby directed to file a copy of this Written Consent with the minutes of the proceedings of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Written Consent on the date set forth below its or his name.
LOEB HOLDING CORPORATION

By:	/s/ Bruce M. Lev
Name:	Bruce M. Lev
Title:	Managing Director
Date:	October 31, 2018

THE ESTATE OF THOMAS L. KEMPNER

By:	/s/ Bruce M. Lev
Name:	Bruce M. Lev
Title:	Preliminary Co-Executor
Date:	October 31, 2018

By:	/s/ Melvin Epstein
Name:	Melvin Epstein
Title:	Preliminary Co-Executor
Date:	October 31, 2018

[Signature Page to Action by Written Consent of Stockholders in Lieu of a Meeting]

/s/ Michael R. Stanfield
Michael R. Stanfield
Date: October 31, 2018

STANFIELD FAMILY INVESTMENTS LLC

By:	/s/ Michael R. Stanfield
Name:	Michael R. Stanfield
Title:	Authorized Signatory
Date:	October 31, 2018

[Signature Page to Action by Written Consent of Stockholders in Lieu of a Meeting]

/s/ John M. Albertine
John M. Albertine
Date:	October 31, 2018

/s/ Thomas G. Amato
Thomas G. Amato
Date:	October 31, 2018

/s/ Ronald Barden
Ronald Barden
Date:	October 31, 2018

/s/ Duane L. Berlin
Duane L. Berlin
Date:	October 31, 2018

/s/ Bruce M. Lev
Bruce M. Lev
Date:	October 31, 2018

/s/ David A. McGough
David A. McGough
Date:	October 31, 2018

[Signature Page to Action by Written Consent of Stockholders in Lieu of a Meeting]

/s/ Melvin R. Seiler
Melvin R. Seiler
Date:	October 31, 2018

/s/ Tracy Ward
Tracy Ward
Date:	October 31, 2018

[Signature Page to Action by Written Consent of Stockholders in Lieu of a Meeting]

SCHEDULE I

Stockholder	Number of Shares of Common Stock
Loeb Holding Corporation	9,680,541
The Estate of Thomas L. Kempner	36,500
Michael R. Stanfield	998,362
Stanfield Family Investments LLC	577,846
John M. Albertine	31,500
Thomas G. Amato	41,726
Ronald Barden	150,415
Duane L. Berlin	9,028
Bruce M. Lev	8,750
David A. McGough	716,288
Melvin R. Seiler	2,500
Tracy Ward	22,405
Total	12,275,861